EXHIBIT 10.9E

TERCICA, INC.

AMENDED KEY EMPLOYEE AGREEMENT

FOR

HOWARD MOORE

This AMENDED KEY EMPLOYEE AGREEMENT (“Agreement”), dated as of August 17, 2003, is entered into by and between HOWARD MOORE (“Employee”) and TERCICA, INC., a Delaware corporation (the “Company”), and, except as otherwise provided herein, supercedes in its entirety the Key Employee Agreement between Employee and the Company dated May 15, 2002 (the “Original Employment Agreement”).

WHEREAS, the Company and Employee previously executed the Original Employment Agreement;

WHEREAS, Employee has submitted to the Company his resignation as Executive Vice President of the Company;

WHEREAS, the Company and Employee have agreed that Employee shall provide transitional services to the Company as a non-executive employee through December 31, 2003; and

WHEREAS, Employee and the Company wish to amend the terms of the Original Employment Agreement to reflect Employee’s new employment relationship with the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.    Duties and Scope of Employment.

(a)    Positions, Duties and Term of Employment.  Effective as of August 17, 2003 (the “Transition Date”), Employee has resigned as Executive Vice President of the Company and will thereafter serve as Special Advisor to the Company from the Transition Date until December 31, 2003 (the “End Date”) (the period of time from the Transition Date through the End Date is referred to herein as the “Employment Term”). Employee’s resignation is voluntary and shall not be deemed to constitute a resignation for Good Reason (as defined in the Original Employment Agreement). In connection with Employee’s resignation as Executive Vice President of the Company, although Employee will remain an employee of the Company, Employee will relinquish all other officer positions with the Company. As Special Advisor, Employee will render such business and professional services, consistent with his position within the Company, as will reasonably be assigned to Employee by the Chief Executive Officer of the Company (the “CEO”).

(b)    Obligations.  During the Employment Term, Employee may engage in other employment or consulting activities and the Company will make reasonable arrangements to enable Employee to perform his work for the Company at such times and in such a manner so that it will not interfere with other activities in which he may engage.

(c)    Limitations on Authority.  Employee will have no responsibilities or authority as a Special Advisor to the Company other than as provided above. Employee agrees not to represent or purport to represent the Company in any manner whatsoever to any third party unless authorized by the Company, in writing, to do so.

2.    Compensation and Employee Benefits.

(a)    Base Salary.  During the Employment Term, the Company will continue to pay Employee as compensation for his services his base salary as in effect as of the Transition Date (the “Base Salary”). The Base Salary will be paid through payroll periods that are consistent with the Company’s normal payroll practices.

(b)    Employee Benefits.  During the Employment Term, Employee will be eligible to participate in accordance with the terms of all Company employee benefit plans that are applicable to other employees of the Company, as such plans and terms may exist from time to time. Employee will continue to accrue additional vacation under the Company’s vacation policy after the Transition Date until the End Date. The Company will pay Employee for all accrued but unused vacation earned through the End Date, subject to any required withholding taxes. Employee acknowledges that, except as expressly provided in this Agreement, he will not receive from the Company any additional benefits after the Transition Date.

(c)    Stock Option Grants.  Employee’s outstanding stock option will continue to vest during the Employment Term in accordance with the applicable vesting schedule. Employee’s right to exercise any vested shares following the end of the Employment Term will be governed by the terms of his stock option agreement and the plan under which it was granted.

(d)    Office.  From the Transition Date until the End Date, Employee will be entitled to the use of an office and support staff as reasonably necessary to carry out his duties under this Agreement.

(e)    Bonus.  During the Employment Term, Employee will be entitled to participate in a Company bonus program, if any, in which he was entitled to participate prior to the Transition Date.

(f)    Other Compensation or Benefits.  Employee acknowledges that, except as expressly provided in this Agreement, he will not receive from the Company any additional compensation (including but not limited to salary or bonuses), severance, stock, stock options or other benefits after the Transition Date.

3.    Severance.  On or after the End Date, subject to Employee signing and not revoking a severance agreement and release as attached on Exhibit A, promptly following the effective date of such severance agreement and release of claims, Employee will be entitled to receive the following severance benefits from the Company: (i) a lump sum severance payment equal to six (6) months of Employee’s Base Salary, subject to standard payroll deductions and withholdings; (ii) the unvested portions of any and all of Employee’s stock option grants or other equity grants will immediately vest in full; and (iii) if Employee timely elects to continue his Company-provided health insurance coverage under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will reimburse Employee for the cost of his COBRA premiums to continue his health insurance coverage for Employee and Employee’s eligible dependents for six (6) months following the End Date.

4.    Expense Reimbursements.  Employee agrees that, within ninety (90) days of the date of this Agreement, he will submit his final documented expense reimbursement statement reflecting all business expenses he incurred through the Transition Date, if any, for which he seeks reimbursement. The Company will reimburse Employee for these expenses pursuant to its regular business practice. Pursuant to its regular business practice, the Company will reimburse Employee for documented business expenses incurred during the Employment Term, provided that these expenses have been approved by the CEO in writing.

5.    Proprietary Information Obligations.  Employee acknowledges his continuing obligations under the Employment, Confidential Information and Invention Assignment Agreement dated May 15, 2002 (the “Confidentiality Agreement”) both during and after the Employment Term. Employee agrees not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company.

6.    Waiver.  If either party should waive any breach of any provisions of this Agreement, he or it will not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

7.    Headings.  The headings of the sections hereof are inserted for convenience only and will not be deemed to constitute a part hereof nor to affect the meaning thereof.

8.    Amendment.  This Agreement may not be amended or modified except by a written instrument signed by Employee and a duly authorized representative of the Company.

9.    Severability.  If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement, and the Agreement should be enforced insofar as possible to achieve the intent of the parties.

10.    Right to Work.  As required by law, this Agreement is subject to satisfactory proof of Employee’s right to work in the United States.

11.    Governing Law.  This Agreement will be construed and interpreted in accordance with the laws of the State of California (with the exception of its conflict of laws provisions).

12.    Complete Agreement.  This Agreement, together with Sections 5 through 8 of the Original Employment Agreement (including the agreements referenced in such Sections), and the Confidentiality Agreement, constitutes the complete, final and exclusive embodiment of Employee’s employment agreement with the Company. This Agreement is entered into without reliance upon any promise, warranty or representation, written or oral, other than those expressly contained herein, and supersedes any other such promises, warranties, representations or agreements, including without limitation the Original Employment Agreement (except for Sections 5 through 8 thereof).

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year written above.

TERCICA, INC.

By:	/s/ John A. Scarlett

Name:	John A. Scarlett
Title:	President and Chief Executive Officer

Accepted and agreed:

/s/ Howard Moore

HOWARD MOORE

EXHIBIT A

SEVERANCE AGREEMENT AND RELEASE

RECITALS

This Severance Agreement and Release (“Agreement”) is made by and between Howard Moore (“Employee”) and Tercica, Inc. (the “Company”) (collectively referred to as the “Parties”) as of December 31, 2003 (the “Effective Date”).

WHEREAS, Employee and the Company entered into the Key Employee Agreement dated May 15, 2002 (the “Original Employment Agreement”) and the Amended Key Employee Agreement dated August 17, 2003 (the “Amended Employment Agreement”);

WHEREAS, the Company and Employee entered into an Employment, Confidential Information and Invention Assignment Agreement dated May 15, 2002 (the “Confidentiality Agreement”);

WHEREAS, the Company and Employee entered into a Stock Option Agreement dated June 5, 2002 (the “Option Agreement”) granting Employee the option to purchase shares of the Company’s common stock subject to the terms and conditions of the Company’s 2002 Executive Stock Plan (the “Plan”) and the Option Agreement;

WHEREAS, Employee’s employment with Company has terminated;

WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with, or separation from, the Company;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

COVENANTS

1.    Consideration.  Executive will be entitled to the severance benefits set forth in Section 3 of the Amended Employment Agreement.

2.    Confidential Information.  Employee will continue to maintain the confidentiality of all confidential and proprietary information of the Company and will continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee will return all of the Company’s property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.

3.    Payment of Salary.  Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee once the payments and benefits noted in Section 1 are received.

4.    Release of Claims.  Employee agrees that the consideration set forth in Section 1 represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns (the “Releasees”), from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act, and the California Labor Code, including, but not limited to California Labor Code Sections 1400-1408;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

Employee acknowledges and agrees that any breach of any provision of this Agreement will constitute a material breach of this Agreement and will entitle the Company immediately to recover and cease the severance benefits provided to Employee under this Agreement.

5.    Acknowledgement of Waiver of Claims Under ADEA.    Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that

(a) he should consult with an attorney prior to executing this Agreement;

(b) he has up to twenty-one (21) days within which to consider this Agreement;

(c) he has seven (7) days following his execution of this Agreement to revoke this Agreement;

(d) this Agreement will not be effective until the revocation period has expired; and

(e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

6.    Civil Code Section 1542.    The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee acknowledges that he had the opportunity to seek the advice of legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

7.    No Pending or Future Lawsuits.    Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

8.    No Cooperation.    Employee agrees he will not act in any manner that might damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

9.    Non-Disparagement.    Employee agrees to refrain from any defamation, libel or slander of the Releasees or tortious interference with the contracts and relationships of the Releasees. The Company agrees that all officers of the Company shall refrain from any defamation, libel or slander of Employee or tortious interference with the contracts and relationships of Employee.

10.    No Admission of Liability.    The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement will be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

11.    No Knowledge of Wrongdoing.    Employee represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.

12.    Costs.    The Parties will each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

13.    Arbitration.    The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, will be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration will be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

14.    Authority.    The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

15.    No Representations.    Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

16.    Severability.    In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

17.    Entire Agreement.    This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Amended Employment Agreement and the Confidentiality Agreement.

18.    No Waiver.    The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, will not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement will remain in full force and effect as if no such forbearance or failure of performance had occurred.

19.    No Oral Modification.    Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, will be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

20.    Governing Law.  This Agreement will be deemed to have been executed and delivered within the State of California, and it will be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to conflict of law principles. To the extent that either party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the State of California.

21.    Attorneys’ Fees.  In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party will be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

22.    Effective Date.    This Agreement is effective after it has been signed by both parties and after seven (7) days have passed since Employee has signed the Agreement (the “Effective Date”), unless revoked by Employee within seven (7) days after the date the Agreement was signed by Employee.

23.    Counterparts.  This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

24.    Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)    They have read this Agreement;

(b)    They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)    They understand the terms and consequences of this Agreement and of the releases it contains; and

(d)    They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Tercica, Inc.

Dated:	By

John A. Scarlett
President and Chief Executive Officer

Howard Moore, an individual

Dated:	By

Howard Moore